UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 9, 2012

TITANIUM METALS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14368	13-5630895
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

5430 LBJ Freeway, Suite 1700, Dallas, Texas	75240-2697
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (972) 233-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Merger Agreement

On November 9, 2012, Titanium Metals Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Precision Castparts Corp. (“PCC”), and ELIT Acquisition Sub Corp., a wholly-owned subsidiary of PCC (“Merger Sub”), for the acquisition of the Company by PCC. Pursuant to the terms of the Merger Agreement, PCC (through Merger Sub) has agreed to acquire all of the common stock of the Company for $16.50 per share in cash.  The total equity value of the transaction is approximately $2.9 billion.

Under the terms of the Merger Agreement, PCC will commence by November 20, 2012 an all-cash tender offer (the “Offer”) to acquire 100% of the outstanding common stock of the Company for $16.50 per share, net to the tendering holder in cash.  Following the consummation of the Offer, PCC will acquire any Company shares that are not purchased in the tender offer in a second-step merger in which Merger Sub will merge with and into the Company and the Company will become a wholly-owned subsidiary of PCC (the “Merger”).  In the Merger, the remaining stockholders of the Company will be entitled to receive $16.50 per share of common stock.

The Merger Agreement includes a "go shop" provision whereby the special committee of the Company board of directors, with the assistance of its independent advisors, will actively solicit superior acquisition proposals from third parties for 45 days following the signing of the merger agreement. The Company does not intend to disclose developments with respect to this solicitation process unless and until the special committee has made a decision with respect to the alternative proposals, if any, it receives. No assurances can be given that the solicitation of superior proposals will result in an alternative transaction.

The obligation of the Merger Sub to complete the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including tender of the majority of the outstanding shares of Company common stock not owned by the Company’s principal stockholders, Contran Corporation (“Contran”) and its affiliates, who in the aggregate own approximately 54% of the outstanding shares of the Company’s common stock, the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and clearance by the European Commission pursuant to Council Regulation n°139/2004.  The tender offer is expected to be completed in December 2012, subject to fulfillment of the conditions.  There can be no assurance that the Offer will be completed, or if completed, that it will be completed in December 2012.

 The Merger Agreement includes customary representations, warranties and covenants of the Company, PCC and Merger Sub.  The Company has agreed to covenants relating to the Company’s conduct of its business between the date of the Merger Agreement and the closing of the second-step merger, restrictions on solicitations of proposals with respect to alternative transactions to acquire the Company, and certain restrictions on the Company’s ability to respond to any such proposals, and other matters.  The Merger Agreement also includes customary termination provisions for both the Company and PCC and provides that, upon the termination of the Merger Agreement under specified circumstances, the Company will be required to pay PCC a termination fee of $45.5 million during the go-shop period and $101 million thereafter.

The Company’s board of directors established a special committee consisting of independent members of the board which, with the assistance of their legal and financial advisors, evaluated, negotiated, and determined that the Merger Agreement and the tender offer were advisable, fair and in the best interest of the Company and its stockholders (other than Contran and its affiliates). The Company board of directors approved the Merger Agreement, following the recommendation of the special committee.  The Merger Agreement has also been approved by the PCC Board of Directors.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference.  The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.  This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, PCC, or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or PCC. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or PCC’s public disclosures.

Support Agreement

Concurrently with the execution of the Merger Agreement, Contran Corporation and certain of its affiliates (the “Executing Stockholders”)  have entered into a Support Agreement (the “Support Agreement”), effective as of November 9, 2012, with PCC and Merger Sub.  Pursuant to the Support Agreement, the Executing Stockholders have agreed to, among other things, tender their shares of Company common stock in the tender offer and, if necessary, vote such shares in favor of the Merger and against any alternative acquisition proposal.  An aggregate of 79,224,055 shares of the Company’s common stock are subject to the Support Agreement as of the date hereof, representing approximately 45% of the Company’s outstanding shares of common stock.

A copy of the Support Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference.  The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement.

Additional Information

This Current Report on Form 8-K (this “Current Report”) is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company.  The Offer described in this document has not yet commenced. At the time the tender offer is commenced, PCC will file with the U.S. Securities and Exchange Commission (the “SEC”) and mail to the Company’s stockholders a Tender Offer Statement on Schedule TO and the Company will file with the SEC and mail to its stockholders a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 in connection with the transaction. THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT PCC, THE COMPANY, THE TRANSACTION AND OTHER RELATED MATTERS.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ EACH OF THESE DOCUMENTS CAREFULLY WHEN THEY ARE AVAILABLE.

Investors and security holders will be able to obtain free copies of the Tender Offer Statement, the Tender Offer Solicitation/Recommendation Statement and other documents filed with the SEC by PCC and the Company through the web site maintained by the SEC at www.sec.gov once such documents are filed with the SEC. A copy of the Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (once it becomes available) may be obtained free of charge from the Company’s website at www.timet.com or by directing a request to the corporate secretary of the Company at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. In addition, a copy of the Tender Offer Statement, letter of transmittal and certain other related tender offer documents (once they become available) may be obtained free of charge from PCC’s website at www.precast.com or by directing a request to the corporate secretary of PCC at 4650 SW Macadam Avenue, Suite 400, Portland, Oregon, 97239.

Forward-Looking Statements

The statements contained in this Current Report that are not historical fact are forward-looking statements that represent management’s beliefs and assumptions based on currently available information.  Forward-looking statements can generally be identified by the use of words such as “believes,” “intends,” “may,” “will,” “looks,” “should,” “could,” “anticipates,” “expects” or comparable terminology or by discussions of strategies or trends.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it does not know if these expectations will prove to be correct.  Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results.  Actual future results could differ materially from those described in such forward-looking statements, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Among the factors that could cause actual results to differ materially are the risks and uncertainties discussed in this Current Report, including risks and uncertainties in those portions referenced above and those described from time to time in our other filings with the SEC which include, but are not limited to:

•	the cyclicality of the commercial aerospace industry;
•	the performance of the Company’s customers, the Company’s vendors and the Company under long-term agreements;
•	the existence or renewal of certain long-term agreements;
•	the difficulty in forecasting demand for titanium products;
•	global economic, financial and political conditions;
•	global productive capacity for titanium;
•	changes in product pricing and costs;
•	the impact of long-term contracts with vendors on the Company’s ability to reduce or increase supply;
•	the possibility of labor disruptions;
•	fluctuations in currency exchange rates;
•	fluctuations in the market price of marketable securities;
•	uncertainties associated with new product or new market development;
•	the availability of raw materials and services;
•	changes in raw material prices and other operating costs (including energy costs);
•	possible disruption of business or increases in the cost of doing business resulting from terrorist activities or global conflicts;
•	possible disruption of business or increases in the cost of doing business resulting from natural disasters or other accidents impacting the Company, the Company’s customers or the Company’s vendors;
•	competitive products and strategies; and
•	other risks and uncertainties.

Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected.

Item 7.01.                      Regulation FD Disclosure.

On November 9, 2012, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

Exhibit Number	Description
2.1**	Agreement and Plan of Merger, dated November 9, 2012, among Precision Castparts Corp., ELIT Acquisition Sub Corp. and Titanium Metals Corporation.*
10.1**	Support Agreement, dated November 9, 2012, among Precision Castparts Corporation, ELIT Acquisition Sub Corp., Contran Corporation, and the Stockholders set forth on Schedule 1 thereto.
99.1***	Press release dated November 9, 2012.

* Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

**         Filed herewith.
***         Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITANIUM METALS CORPORATION

Date:  November 14, 2012                                                                By:           /s/ Clarence B. Brown, III
        Clarence B. Brown, III
        Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
2.1**	Agreement and Plan of Merger, dated November 9, 2012, among Precision Castparts Corp., ELIT Acquisition Sub Corp. and Titanium Metals Corporation.*
10.1**	Support Agreement, dated November 9, 2012, among Precision Castparts Corporation, ELIT Acquisition Sub Corp., Contran Corporation, and the Stockholders set forth on Schedule 1 thereto.
99.1***	Press release dated November 9, 2012.

* Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

**         Filed herewith.
***         Previously filed.